AMENDMENT TO THE WARRANT AGREEMENT

This Amendment Agreement (this “Agreement”) is made as of March 11, 2025 (the “Effective Date”), by and among D-Wave Quantum Inc., a Delaware corporation (the “Company”), Computershare Inc., a Delaware corporation and its wholly-owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company (together, “Computershare”), and Equiniti Trust Company, LLC, a New York limited liability trust company (“EQ”).
WHEREAS, the Company and Computershare are parties to that certain Warrant Agreement, dated as of October 20, 2020 and filed with the United States Securities and Exchange Commission on October 26, 2020, as amended by that certain Assignment, Assumption and Amendment Agreement, dated as of August 5, 2022 (the “Existing Warrant Agreement”);
WHEREAS, pursuant to Section 8.2.1 of the Existing Warrant Agreement, Computershare has agreed to resign its duties as Warrant Agent, and EQ has agreed to serve as successor Warrant Agent; and
WHEREAS, Section 9.8 of the Existing Warrant Agreement provides that the Company and the Warrant Agent may amend the Existing Warrant Agreement without the consent of any Registered Holders (a) for the purpose of curing any ambiguity or to correct any mistake, or curing, correcting or supplementing any defective provision contained therein or adding or changing any other provisions with respect to matters or questions arising under the Existing Warrant Agreement as the Company and the Warrant Agent may deem necessary or desirable and that the Company and the Warrant Agent deem shall not adversely affect the interest of the Registered Holders and (b) to provide for the delivery of an Alternative Issuance pursuant to Section 4.4 of the Existing Warrant Agreement.
NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Existing Warrant Agreement.
2.Resignation of Current Warrant Agent and Appointment of Successor Warrant Agent. Effective as of the Effective Date, Computershare hereby resigns as Warrant Agent under the Existing Warrant Agreement, and the Company hereby appoints EQ to act as Warrant Agent under the Existing Warrant Agreement. EQ hereby accepts such appointment and agrees to perform the duties and responsibilities of the Warrant Agent in accordance with the terms and conditions set forth in the Existing Warrant Agreement, as modified by this Agreement; provided, however, that EQ shall not assume any liabilities and obligations of Computershare or any other predecessor Warrant Agent under the Existing Warrant Agreement arising prior to the Effective Date.
3.Amendment of Existing Warrant Agreement. The Company and the Warrant Agent hereby amend the Existing Warrant Agreement as provided in this Section 3, effective as of the Effective Date, and the Company and Computershare acknowledge and agree that the amendments to the Existing Warrant Agreement set forth in this Section 3 are necessary or desirable and that such amendments do not adversely affect the interests of the Registered Holders.
(a)All references to the “Warrant Agent” in the Existing Warrant Agreement (including all Exhibits thereto) shall be deemed to be references to EQ rather than Computershare.
(b)Section 9.2 of the Existing Warrant Agreement is hereby amended in part to change the delivery of notices to the Warrant Agent to the following:
(c)
(d)Equiniti Trust Company, LLC

(e)48 Wall Street, 22nd Floor
(f)New York, NY 10005
(g)Attention: Reorg Department
(h)Email: ReorgWarrants@equiniti.com
(i)
4.Successors. All the covenants and provisions of this Agreement by or for the benefit of D-Wave Quantum or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.
5.Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
6.Applicable Law. The validity, interpretation and performance of this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereby agree that any action, proceeding or claim against a party arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
7.Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document (including DocuSign), will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.
8.Reference to and Effect on Agreements; Entire Agreement.
(a)Any references to “this Agreement” in the Existing Warrant Agreement will mean the Existing Warrant Agreement as amended by this Agreement. Except as specifically amended by this Agreement, the provisions of the Existing Warrant Agreement shall remain in full force and effect.
(b)This Agreement and the Existing Warrant Agreement, as modified by this Agreement, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.
9.Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

                    D-WAVE QUANTUM INC.

                    By: /s/ John M. Markovich
                    Name: John M. Markovich
                    Title: Chief Financial Officer

                    COMPUTERSHARE INC.

                    By: /s/ Collin Ekeogu
                    Name: Collin Ekeogu
                    Title: Senior Manager, Corporate Actions

COMPUTERSHARE TRUST COMPANY, N.A.

                    By: /s/ Collin Ekeogu
                    Name: Collin Ekeogu
                    Title: Senior Manager, Corporate Actions

                    EQUINITI TRUST COMPANY, LLC

                    By: /s/ Steve Hoffman
                    Name: Steve Hoffman
                    Title: SVP - Relationship Director